                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 17, 1999 (except with respect to the matter discussed in Note 2, as to which the date is June 8, 1999), included in the Tenneco Inc. Current Report on Form 8-K dated July 14, 1999, into the following Registration Statements previously filed with the Securities and Exchange Commission:

REGISTRATION NO.     FORM      SECURITIES REGISTERED
----------------     ----      ---------------------
333-24291            S-3       $700,000,000 Tenneco Inc. debt securities of
                               which $100,000,000 remains available for issuance.

333-17485            S-8       17,000,000 shares of Common Stock, par value
                               $.01 per share of Tenneco Inc. (formerly New
                               Tenneco Inc.) ("Common Stock") issuable under the 1996 Tenneco Inc. Stock Ownership Plan.

333-30933            S-8       5,000 shares of Common Stock issuable under
                               the Tenneco Thrift Plan for Hourly Employees
                               ("Hourly Thrift Plan") and the Tenneco Thrift
                               Plan ("Salaried Thrift Plan").

333-17487            S-8       462,000 shares of Common Stock issuable under
                               the Hourly Thrift Plan and the Salaried Thrift
                               Plan.

333-41535            S-8       33,796 shares of Common Stock issuable under
                               the 1996 Tenneco Inc. Stock Ownership Plan.

333-27279            S-8       64,000 shares of Common Stock issuable under
                               the Hourly Thrift Plan.

333-23249            S-8       2,500,000 shares of Common Stock issuable
                               under the 1997 Employee Stock Purchase Plan.

333-27281            S-8       395,000 shares of Common Stock issuable under
                               the Hourly Thrift Plan and Salaried Thrift Plan.

333-41537            S-8       2,100 shares of Common Stock issuable under the
                               Hourly Thrift Plan.

333-48777            S-8       710,000 shares of Common Stock issuable under
                               the Hourly Thrift Plan and Salaried Thrift Plan.

                                                                      EXHIBIT 23

REGISTRATION NO.         FORM      SECURITIES REGISTERED
----------------         ----      ---------------------
333-76261                S-8       740,000 shares of Common Stock issuable
                                   under the Hourly Thrift Plan and Salaried
                                   Thrift Plan.



Houston, Texas                     ARTHUR ANDERSEN LLP
July 14, 1999